UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2016

PARAGON COMMERCIAL CORPORATION
______________________________________________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	001-37802	56-2278662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Glenwood Avenue, Raleigh, North Carolina	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 788-7770

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement

On June 15, 2016, Paragon Commercial Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Raymond James & Associates, Inc. as representative (the “Representative”) of the underwriters named in Schedule I attached thereto (the “Underwriters”), pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-211627), which was initially filed with the Securities and Exchange Commission (the “Commission”) on May 26, 2016, subsequently amended thereafter, and declared effective by the Commission on June 15, 2016 (the “Registration Statement”), with respect to an aggregate of 736,000 shares of the Company’s common stock, $0.008 par value per share (the “Common Stock”), at a public offering price of $34.00 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option (the “Option”), exercisable not later than 30 days after the date of the Underwriting Agreement, to purchase up to 110,400 additional shares of Common Stock. The Underwriters have elected to exercise the Option to purchase additional shares of Common Stock, bringing the total offering to 845,588 shares.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.
Pursuant to the Underwriting Agreement, the Company, each of its officers and directors and certain other shareholders have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock for a period of 180 days after the closing date of the Offering without the prior written consent of the Representative.
The Underwriting Agreement is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.
The closing occurred on June 21, 2016, following satisfaction of the closing conditions set forth in the Underwriting Agreement. At the closing, the Company issued 845,588 shares of Common Stock. The Company received net proceeds of approximately $27.0 million after deducting underwriting discounts and commissions payable by the Company in connection with the Offering.
The foregoing descriptions of the Offering and the documentation related thereto do not purport to be complete and are qualified in their entirety by reference to the Company’s registration statement, as amended, filed with the Commission.
Item 8.01                       Other Events

On June 15, 2016, the Company issued a press release announcing the pricing of its initial public offering. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

On June 21, 2016, the Company issued a press release announcing the closing of its initial public offering. A copy of this press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01                       Financial Statements and Exhibits

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement*

99.1	Press Release, dated June 15, 2016 (filed herewith)

99.2	Press Release, dated June 21, 2016 (filed herewith)
  * Incorporated by reference from Registrant’s registration statement on Form S-1/A, filed on June 10, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON COMMERCIAL CORPORATION (Registrant)

By:	/s/ Steven E. Crouse
Steven E. Crouse
Executive Vice President and
Chief Financial Officer
Dated: June 21, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement*

99.1	Press Release, dated June 15, 2016 (filed herewith)

99.2	Press Release, dated June 21, 2016 (filed herewith)
  * Incorporated by reference from Registrant’s registration statement on Form S-1/A, filed on June 10, 2016.